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                [SHEFSKY, FROELICH AND DEVINE LTD LETTERHEAD]

                                                                       EXHIBIT 5

                                                                 7508-00022-0105


                                                 November 18, 1998




Xechem International, Inc.
100 Jersey Avenue, Building B
Suite 310
New Brunswick, New Jersey 08901

         Re:      Xechem International, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special securities counsel to Xechem International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the public offering of up to 10,000,000 shares of the Company's common stock, par value $0.01 (the "Option Shares") to be issued in connection with the exercise of options granted under the Company's Share Option Plan and 1,390,000 shares of the Company's Common Stock (the "Resale Shares") offered for sale to the public by certain selling stockholders (the "Selling Stockholders"). In connection with the registration of the Option Shares and the Resale Shares, you have requested our opinion with respect to the matters set forth below.

     For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of


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Xechem International, Inc.
November 18, 1998
Page 2

all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

     We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Option Shares, when issued pursuant to the Plan, will be validly issued, fully-paid and nonassessable and that the Resale Shares are validly issued fully paid and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                                                     Respectfully submitted,

                                                     /s/ Shefsky & Froelich Ltd.


                                                     SHEFSKY & FROELICH LTD.
MDG/MJC/rlb